KPMG Peat Marwick LLP
345 Park Avenue
New York, NY 10154











                        Independent Auditors' Consent





The Board of Directors
Lexington Troika Dialog Russia Fund, Inc.




We consent to the use of our report dated March 27, 1996 included herein and to the references to our firm under the headings "Counsel and Independent Auditors" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.


                                                   /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP



New York, New York
December 30, 1996